QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We have issued our report dated September 1, 2004 accompanying the consolidated financial statements of Xponential, Inc., formerly PawnMart, Inc., appearing in the Annual Report of the Company to its stockholders on Form 10-KSB for the year ended June 30, 2004. We consent to the incorporation by reference of said reports in the Registration Statements of Xponential, Inc., formerly PawnMart, Inc., on Forms S-8 (File Nos. 333-104575 and 333-104576).

GRANT THORNTON, LLP

Dallas, Texas
September 27, 2004

QuickLinks

Consent of Independent Registered Public Accounting Firm